Exhibit 23.1

CONSENT OF STONEFIELD JOSEPHSON, INC.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following previously filed Registration Statement of PureDepth, Inc.:

(1)        Registration Statement (Form S-8 Nos. 333-139884 and 333-145890) of PureDepth, Inc.;

of our report dated April 14, 2009, with respect to the consolidated financial statements of PureDepth, Inc., for the year ended January 31, 2009 included in this Annual Report (Form 10-K).

/s/ Stonefield Josephson, Inc.

San Francisco, California
April 14, 2009